BYLAWS

OF

OVERTECH CORP.

(a Nevada corporation)

ARTICLE I

Meetings of Stockholders and Other Stockholder Matters

SECTION  1.  Annual  Meeting.  An  annual  meeting  of  the  stockholders  of  Overtech  Corp.,  a

Nevada  corporation  (hereinafter,  the  “Corporation”)  shall  be  held  for  the  election  of  directors and  for  the  transaction  of  such  other  proper  business  at  such  time,  date  and  place,  either  within or  without  the  State  of  Nevada,  as  shall  be  designated  by  resolution  of  the  Board  of  Directors from time to time.

SECTION   2.   Special   Meetings.   Special   meetings   of   stockholders   for   any  purpose   or

purposes  may be  called  by the  Board  of  Directors,  or  by a committee of  the  Board  of  Directors

that  has  been  designated  by  the  Board  of  Directors  and  whose  powers  and   authority,  as

expressly  provided  in  a  resolution  of  the  Board  of  Directors,  include  the  power  to  call  such meetings,  and  shall  be  held  at  such  time,  date  and  place,  either  within  or  without  the  State  of

Nevada,  as  shall  be  designated  by  resolution  of  the  Board  of  Directors  or  such  committee.

Special meetings of stockholders may not be called by any other person or persons.

SECTION 3. Notice of Meetings. Written notice of each meeting of the  stockholders, which shall  state  the  time,  date  and  place  of  the  meeting  and  in  the  case  of  a  special  meeting,  the purpose  or  purposes  for  which  it  is  called,  shall,  unless  otherwise  provided  by  applicable  law,

the  Articles  of  Incorporation  or  these  bylaws,  be  given  not  less  than  ten  (10)  nor  more  than sixty  (60)  days  before  the  date  of  such  meeting  to  each  stockholder  entitled  to  vote  at  such meeting, and, if mailed, it shall be deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Whenever  notice  is  required  to  be  given,  a  written  waiver  thereof  signed  by  the  person  entitled thereto,  whether  before  or  after  the  time  stated  therein,  shall  be  deemed  equivalent  to  notice.

Attendance  of  a  person  at  a  meeting  shall  constitute  a  waiver  of  notice  of  such  meeting,  except when  the  person  attends  a  meeting for the express  purpose  of  objecting,  at  the  beginning of  the meeting,  to  the  transaction  of  any  business  because  the  meeting  is  not  lawfully  called  or convened.

SECTION  4.  Adjournments.  Any  meeting  of  the  stockholders  may  adjourn  from  time  to time  to  reconvene  at  the  same  or  some  other  place,  and  notice  need  not  be  given  of  any  such adjourned  meeting  if  the  time  and  place  thereof  are  announced  at  the  meeting  at  which  the adjournment  is  taken.  At  any  such  adjourned  meeting  at  which  a  quorum  may  be  present,  the

Corporation  may  transact  any  business  which   might  have  been  transacted  at  the  original

meeting.  If  the  adjournment  is  for  more  than  thirty  days,  or  if  after  the  adjournment  a  new record  date  is fixed for the adjourned meeting,  a notice of the adjourned  meeting shall be  given to each stockholder of record entitled to vote at the meeting.

SECTION   5.   Quorum.   Except   as   otherwise   provided   by  Nevada  law,   the   Articles   of

Incorporation  or  these  bylaws,  at  any  meeting  of  the  stockholders  the  holders  of  a  majority  of the  shares  of  stock,  issued  and  outstanding  and  entitled  to  vote,  shall  be  present  in  person  or represented  by proxy in  order  to  constitute  a  quorum  for  the  transaction  of  any business.  In  the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy  and  entitled  to  vote  may  adjourn  the  meeting  from  time  to  time  in  the  manner  described in Section 4 of this Article I.

SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board,

or  in  his  absence  or  inability  to  act,  the  President  or,  in  his  absence  or  inability  to  act,  a  Vice

President  or,  in  the  absence  or  inability  to  act  of  such  persons,  any  person  designated  by  the

Board  of  Directors,  or  in  the  absence  of  such  designation,  any  person  chosen  by  a  majority  of those  stockholders  present  in  person  or  represented  by  proxy,  shall  act  as  chairman  of  the meeting.  The  Secretary  or,  in  his  absence  or  inability  to  act,  any  person  appointed  by  the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION   7.   Notice   of   Business.   At   any   annual   meeting   of   the   stockholders   of   the

Corporation,  only  such  business  shall  be  conducted  as  shall  have  been  brought  before  the meeting.  To  be  properly  brought  before  an  annual  meeting,  such  business  must  be  (i)  specified in the notice of meeting (or any supplement thereto) given by or at the direction of  the Board of

Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of  Directors;  or  (iii)  otherwise  properly  brought  before  the  meeting  by  any  stockholder  of  the

Corporation  who  is  a  stockholder  of  record  at  the  time  of  giving  of  the  notice  provided  for  in this  Section  7,  who  shall  be  entitled  to  vote  at  such  meeting  and  who  complies  with  the  notice procedures  set  forth  in  this  Section  7.  For  business  to  be  properly  brought  before  an  annual meeting  of  the  stockholders  by  a  stockholder,  the  stockholder  shall  have  given  timely  notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be  delivered  to  or  mailed  and  received  by  the  Secretary  at  the  principal  executive  office  of  the

Corporation not less than  60 days nor more than  90 days prior  to the  annual meeting;  provided,

however, that in the event that less than 70 days’  notice or prior public disclosure of the date of the  annual  meeting  is  given  or  made  to  stockholders,  notice  by  the  stockholder  to  be  timely must  be  so  received  not  later  than  the  close  of  business  on  the  tenth  day  following  the  day  on which  such  notice  of  the  date  of  the  meeting  was  mailed  or  such  public  disclosure  was  made,

whichever  first  occurs.  Such  stockholder’s  notice  to  the  Secretary  of  the  Corporation  shall  set forth  as  to  each  matter  the  stockholder  proposes  to  bring  before  the  annual  meeting  (a)  a  brief description  of  the  business  desired  to  be  brought  before  the  annual  meeting,  the  reasons  for conducting  such  business  at  the  annual  meeting  and,  in  the  event  that  such  business  includes  a

proposal   to   amend   any  document,   including  these   bylaws,   the   language  of   the   proposed

amendment,  (b)  the  name  and  address,  as  they  appear  on  the  Corporation’s  books,  of  the stockholder  proposing  such  business,  (c)  the  class  and  number  of  shares  of  capital  stock  of  the

Corporation  which  are  beneficially  owned  by  such  stockholder  and  (d)  any  material  interest  of such  stockholder  in  such  business.  Notwithstanding  anything  in  these  bylaws  to  the  contrary,

no  business  shall  be  conducted  at  any annual  meeting  of  the  stockholders  except  in  accordance with  the  procedures  set  forth  in  this  Section  7.  The  chairman  of  the  annual  meeting  of  the stockholders  shall,  if  the  facts  warrant,  determine  and  declare  to  the  meeting  that  business  was not  properly  brought  before  the  meeting  in  accordance  with  the  provisions  of  this  Section  7,

and  if  he  should  so  determine,  he  shall  so  declare  to  the  meeting  and  any  such  business  not properly  brought  before  the  meeting  shall  not  be  transacted.  Notwithstanding  the  foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of

the   Securities   and   Exchange   Act   of   1934,   as   amended,   and   the   rules   and   regulations

promulgated thereunder with respect to matters set forth in this Section 7.

SECTION 8. Order of  Business; Conduct of Meetings. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION  9.  Voting;  Proxies.  Unless  otherwise  provided  by  Nevada  law  or  in  the  Articles of  Incorporation,  each  stockholder  entitled  to  vote  at  any  meeting  of  stockholders  shall  be entitled  to  one  vote  for  each  share  of  capital  stock  which  has  voting  power  upon  the  matter  in question  held  by  such  stockholder  either  (i)  on  the  date  fixed  pursuant  to  the  provisions  of

Section   10   of   Article   I   of   these  bylaws   as   the  record   date   for   the   determination   of   the

stockholders  to  be  entitled  to  notice  of  or  to  vote  at  such  meeting;  or  (ii)  if  no  record  date  is fixed,  then  at  the  close  of  business  on  the  day next  preceding  the  day on  which  notice  is  given.

Each  stockholder  entitled  to  vote  at  any  meeting  of  the  stockholders  may  authorize  another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such  meeting  at  or  prior  to  the  time  designated  in  the  order  of  business  for  so  delivering  such proxies. At all meetings  of the stockholders for the election of directors, a  plurality of the votes cast  shall  be  sufficient  to  elect.  On  all  other  matters,  except  as  otherwise  required  by  Nevada

law   or   the   Articles   of   Incorporation,   a   majority   of   the   votes   cast   at   a   meeting   of   the

stockholders  shall  be  necessary  to  authorize  any  corporate  action  to  be  taken  by  vote  of  the stockholders.  Unless  required  by Nevada law,  or  determined  by the chairman  of  the  meeting to be  advisable,  the  vote  on  any  question  other  than  the  election  of  directors  need  not  be  by written ballot. On a vote by written ballot, each written ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

SECTION   10.   Fixing   of   Record   Date   for   Stockholder   Meetings.   In   order   that   the

Corporation  may  determine  the  stockholders  entitled  to  notice  of  or  to  vote  at  any  meeting  of stockholders  or  any  adjournment  thereof,  the  Board  of  Directors  may  fix  a  record  date,  which record  date  shall  not  precede  the  date  upon  which  the  resolution  fixing  the  record  date  is adopted  by  the  Board  of  Directors,  and  which  record  date  shall  not  be  more  than  60  nor  less than  10  days  before  the  date  of  such  meeting.  If  no  record  date  is  fixed  by  the  Board  of

Directors,  the  record  date  for  determining  stockholders  entitled  to  notice  of  or  to  vote  at  a meeting  of  stockholders  shall  be  the  close  of  business  on  the  day  next  preceding  the  day  on which  notice  is  given,  or  if  notice  is  waived,  at  the  close  of  business  on  the  day next  preceding the  day  on  which  the  meeting  is  held.  A  determination  of  stockholders  of  record  entitled  to notice of or to vote at a  meeting of stockholders  shall apply to any adjournment of the meeting;

provided,  however,  that  the  Board  of  Directors  may  fix  a  new  record  date  for  the  adjourned meeting.

SECTION  11.  Fixing  a  Record  Date  for  Other  Purposes.  In  order  that  the  Corporation  may determine  the  stockholders  entitled  to  receive  payment  of  any  dividend  or  other  distribution  or allotment  of  any  rights  or  the  stockholders  entitled  to  exercise  any  rights  in  respect  of  any change,  conversion  or  exchange  of  stock,  or  for  the  purposes  of  any  other  lawful  action,  the

Board  of  Directors  may  fix  a  record  date,  which  record  date  shall  not  precede  the  date  upon which  the  resolution  fixing the  record  date  is  adopted,  and  which  record  date  shall  not  be more than  60  days  prior  to  such  action.  If  no  record  date  is  fixed,  the  record  date  for  determining stockholders  for  any  such  purpose  shall  be  at  the  close  of  business  on  the  day  on  which  the

Board of Directors adopts the resolution relating thereto.

SECTION 12.  List of Stockholders Entitled to Vote. The officer of the  Corporation who has charge  of  the  stock  ledger  of  the  Corporation  shall  prepare  and  make,  at  least  10  days  before every  meeting  of  the  stockholders,  a  complete  list  of  the  stockholders  entitled  to  vote  at  the meeting,  arranged  in  alphabetical  order,  and  showing  the  address  of  each  stockholder  and  the number  of  shares  registered  in  the  name  of  each  stockholder.  Such  list  shall  be  open  to  the examination  of  any  stockholder,  for  any  purpose  germane  to  the  meeting,  during  ordinary business hours, for a period of at least ten  days prior to the meeting,  either  at a place within the city where the meeting is to be held, which place shall be specified  in the notice of the meeting,

or,  if  not  so  specified,  at  the  place  where  the  meeting  is  to  be  held.  The  list  shall  also  be produced  and kept at  the  time and place of the  meeting during the  whole time thereof,  and may be inspected by any stockholder of the Corporation who is present.

SECTION  13.  Inspectors.  The  Board  of  Directors  may,  in  advance  of  any  meeting  of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.

If  the  inspectors  shall  not  be  so  appointed  or  if  any  of  them  shall  fail  to  appear  or  act,  the chairman  of  the  meeting  shall  appoint  inspectors.  Each  inspector,  before  entering  upon  the discharge  of  his  or  her  duties,  shall  take  and  sign  an  oath  faithfully  to  execute  the  duties  of inspector  at  such  meeting  with  strict  impartiality and  according  to  the  best  of  his  or  her  ability.

The  inspectors  shall  determine  the  number  of  shares  outstanding  and  the  voting  power  of  each,

the  number  of  shares  represented  at  the  meeting,  the  existence  of  a  quorum,  the  validity  and effect  of  proxies,  and  shall  receive  votes,  ballots  or  consents,  hear  and  determine  all  challenges and  questions  arising  in  connection  with  the  right  to  vote,  count  and  tabulate  all  votes,  ballots or  consents,  determine  the  result,  and  do  such  acts  as  are proper  to  conduct  the  election  or  vote with  fairness  to  all  stockholders.  On  request  of  the  chairman  of  the  meeting  or  any stockholder entitled  to  vote  thereat,  the  inspectors  shall  make  a  report  in  writing  of  any  challenge,  question or  matter  determined  by  them  and  shall  execute  a  certificate  of  any  fact  found  by  them.  No director  or  candidate  for  the  office  of  director  shall  act  as  an  inspector  of  an  election  of directors. Inspectors need not be stockholders.

SECTION  14.  Stock Ledger.  The stock  ledger  of  the  Corporation  shall be the  only evidence as  to  who  are  the  stockholders  entitled  to  examine the  stock  ledger,  the  list  required  by Section

12  of  this  Article  I,  the  books  of  the  Corporation,  or  to  vote  in  person  or  by  proxy  at  any meeting of the stockholders.

ARTICLE II

Board of Directors

SECTION 1. General  Powers. The business  and affairs of the Corporation shall be managed by or under the direction of a  Board  of Directors.  The Board of Directors  may exercise all such authority  and  powers  of  the  Corporation  and  do  all  such  lawful  acts  and  things  as  are  not,  by

Nevada law or the Articles of  Incorporation, directed or required to be exercised or done by the stockholders.

SECTION  2.  Number,  Qualification.  Except  as  otherwise  fixed  by or  pursuant  to  provisions of  the  Articles  of  Incorporation  relating  to  the  rights  of  the  holders  of  any  class  or  series  of stock  having  a  preference  over  common  stock  as  to  dividends  or  upon  liquidation  to  elect additional  directors  under  specified  circumstances,  the  number  of  directors  of  the  Corporation shall be fixed from time to time by affirmative vote of a majority of the directors then in office.

SECTION  3.  Elections  and  Terms.  The  Board  of  Directors,  other  than  those  who  may  be elected  by  the  holders  of  any  classes  or  series  of  stock  having  a  preference  over  the  common stock  as  to  dividends  or  upon  liquidation,  shall  be  elected  for  a  term  ending  at  the  next following  Annual  Meeting  of  Stockholders  and  until  their  successors  have  been  duly  elected and qualified.

SECTION  4.  Newly  Created  Directorships  and  Vacancies.  Except  as  otherwise  fixed  by  or pursuant  to  provisions  of  the  Articles  of  Incorporation  relating  to  the  rights  of  the  holders  of any  class  or  series  of  stock  having  a  preference  over  common  stock  as  to  dividends  or  upon

liquidation   to   elect   additional   directors   under   specified   circumstances,   newly   created

directorships  resulting  from  any  increase  in  the  number  of  directors  and  any  vacancies  on  the

Board  of  Directors  resulting  from  death,  resignation,  disqualification,  removal  or  other  cause shall  be  filled  by  the  affirmative  vote  of  a  majority  of  the  remaining  directors  then  in  office,

even  though  less  than  a  quorum  of  the  Board  of  Directors.  Except  as  otherwise  provided  under

Nevada  law,  newly  created  directorships  and  vacancies  resulting  from  any  cause  may  not  be filled  by  any  other  person  or  persons.  Any  director  elected  in  accordance  with  the  preceding sentence  shall  hold  office  for  the  remainder  of  the  full  term  and  until  such  director’s  successor shall  have  been  duly  elected  and  qualified.  No  decrease  in  the  number  of  directors  constituting the Board of Directors shall shorten the term of any director then in office.

SECTION  5.  Removal  and  Resignation.  Except  as  otherwise  fixed  by  or  pursuant  to provisions  of  the  Articles  of  Incorporation  relating  to  the  rights  of  the  holders  of  any  class  or series  of  stock  having  a  preference  over  common  stock  as  to  dividends  or  upon  liquidation  to elect  additional  directors  under  specified  circumstances,  any  director  may  be  removed  from office  only  for  cause  and  only  by  the  affirmative  vote  of  the  holders  of  two-thirds  of  the outstanding  shares  of  stock  entitled  to  vote  generally  in  the  election  of  directors.  Any  director may  resign  at  any time  upon  written  notice  to  the  Corporation.  Any such  resignation  shall  take effect  at  the  time  specified  therein  or,  if  the  time  when  it  shall  become  effective  shall  not  be specified  therein,  immediately  upon  its  receipt;  and,  unless  otherwise  specified  therein,  the acceptance of such resignation shall not be necessary to make it effective.

SECTION  6.  Nomination  of  Directors.  Only persons  who  are nominated  in  accordance with the  following  procedures  shall  be  eligible  for  election  by  the  stockholders  as  directors  of  the

Corporation.  Nominations  of  persons  for  election  as  directors  of  the  Corporation  may  be  made at  an  annual  meeting  of  stockholders  (i)  by or  at  the  direction  of  the  Board  of  Directors;  (ii)  by any  nominating  committee  or  persons  appointed  by  the  Board  of  Directors;  or  (iii)  by  any

stockholder  of  the  Corporation  entitled  to  vote  for  the  election  of  directors  at  the  meeting  who complies  with  the  notice  procedures  set  forth  in  this  Section  6.  Such  nominations,  other  than those  made  by  or  at  the  direction  of  the  Board  of  Directors,  shall  be  made  pursuant  to  timely notice  in  writing  to  the  Secretary of  the  Corporation.  To  be  timely,  a  stockholder’s  notice  shall be  delivered  to  or  mailed  and  received  at  the  principal  executive  office  of  the  Corporation  not less than 60 days nor more than 90 days prior to the annual meeting;  provided, however, that in the  event  that  less  than  70  days’  notice  or  prior  public  disclosure  of  the  date  of  the  annual meeting  is  given  or  made  to  stockholders,  notice  by  the  stockholder  to  be  timely  must  be  so received  not  later  than  the  close  of  business  on  the  tenth  day  following  the  day  on  which  such notice  of  the  date  of  the  meeting  was  mailed  or  such  public  disclosure  was  made,  whichever first  occurs.  Such  stockholder’s  notice  to  the  Secretary  of  the  Corporation  shall  set  forth  (a)  as to  each  person  whom  the  stockholder  proposes  to  nominate  for  election  or  reelection  as  a director,  (i)  the  name,  age,  business  address  and  residence  address  of  the  person,  (ii)  the principal  occupation  or  employment  of  the  person,  (iii)  the  class  and  number  of  shares  of capital  stock  of  the  Corporation  which  are  beneficially  owned  by the  person  and  (iv)  any  other information  relating to  the  person  that  is  required  to  be disclosed  in solicitations  for proxies  for election of directors  pursuant to Regulation 14A under the  Securities Exchange Act of 1934, as now  or  hereafter  amended;  and  (b)  as  to  the  stockholder  giving  the  notice,  (i)  the  name  and record  address  of  such  stockholder  and  (ii)  the  class  and  number  of  shares  of  capital  stock  of the  Corporation  which  are  beneficially  owned  by  such  stockholder.  The  Corporation  may require  any proposed  nominee  to  furnish  such  other information  as  may reasonably be required by the  Corporation  to  determine  the  eligibility of  such  proposed  nominee  to  serve  as  a  director of  the  Corporation.  No  person  shall  be  eligible  for  election  by the  stockholders  as  a  director  of the  Corporation  unless  nominated  in  accordance  with  the  procedures  set  forth  herein.  The chairman  of  the  annual  meeting  of  the  stockholders  shall,  if  the  facts  warrant,  determine  and

declare   to   the   meeting   that   nomination   was   not   made   in   accordance   with   the   foregoing

procedure,  and  if  he  should  so  determine,  he  shall  so  declare  to  the  meeting  and  the  defective nomination shall be disregarded.

SECTION  7.  Regular  Meetings.  Regular  meetings  of  the  Board  of  Directors  may be  held  at such  places  within  or  without  the  State  of  Nevada  and  at  such  times  as  the  Board  of  Directors may  from  time  to  time  determine.  Notice  of  regular  meetings  of  the  Board  of  Directors  need not be given except as otherwise required by Nevada law or these bylaws.

SECTION  8.  Special  Meetings.  Special  meetings  of  the  Board  of  Directors  may  be  held  at any  time  or  place  within  or  without  the  State  of  Nevada  whenever  called  by  the  Chairman  of the Board of Directors, the President or by a majority of the entire Board of Directors.

SECTION  9.  Notice  of  Meetings.  Notice  of  each  special  meeting  of  the  Board  of  Directors

(and of each regular meeting for which notice shall be required) shall be given by the Secretary as  hereinafter  provided  in  this  Section  9,  in  which  notice  shall  be  stated  the  time  and  place  of the meeting. Except as otherwise required by Nevada law or these bylaws,  such notice need not state  the  purpose(s)  of  such  meeting.  Notice  of  each  such  meeting  shall  be  mailed,  postage prepaid,  to  each  director,  addressed  to  such  director  at  such  director’s  residence  or  usual  place of  business,  by  registered  mail,  return  receipt  requested  delivered  at  least  two  (2)  days  before the  day on  which  such  meeting  is  to  be  held,  or  shall  be sent  addressed  to  such  director  at  such place  by  electronic  mail,  telegraph,  telex,  cable  or  wireless,  or  be  delivered  to  such  director personally,  by  facsimile  or  by  telephone,  at  least  24  hours  before  the  time  at  which  such meeting  is  to  be  held.  A  written  waiver  of  notice,  signed  by  the  director  entitled  to  notice,

whether  before  or  after  the  time  stated  therein,  shall  be  deemed  equivalent  to  notice.  Notice  of any  such  meeting  need  not  be  given  to  any  director  who  shall,  either  before  or  after  the meeting,  submit  a  signed  waiver of  notice or  who  shall  attend  such  meeting  without  protesting,

prior to or at its commencement, the lack of notice to him.

SECTION 10.  Quorum and Manner of Acting.  Except as hereinafter provided, a majority of the  whole  Board  of  Directors  shall  be  present  in  person  or  by means  of  a  conference  telephone or  similar  communications  equipment  which  allows  all  persons  participating  in  the  meeting  to hear  each  other  at  the  same  time  at  any meeting  of  the  Board  of  Directors  in  order  to  constitute a  quorum  for  the  transaction  of  business  at  such  meeting;  and,  except  as  otherwise  required  by

Nevada  law,  the  Articles  of  Incorporation  or  these bylaws,  the  act  of  a majority of  the  directors present  at  any meeting  at  which  a  quorum  is  present  shall  be  the  act  of  the  Board  of  Directors.

In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present  thereat  may  adjourn  such  meeting  to  another  time  and  place.  Notice  of  the  time  and place of any such adjourned meeting shall be given to the directors  who  were not present at the time  of  the  adjournment  and,  unless  such  time  and  place  were  announced  at  the  meeting  at which  the  adjournment  was  taken,  to  the  other  directors.  At  any  adjourned  meeting  at  which  a quorum  is  present,  any  business  may  be  transacted  which  might  have  been  transacted  at  the meeting as originally called. The directors shall act only as a Board and the  individual directors shall have no power as such.

SECTION  11.  Action  Without  a  Meeting.  Any  action  required  or  permitted  to  be  taken  at any  meeting  of  the  Board  of  Directors  may  be  taken  without  a  meeting  if  all  members  of  the

Board  consent  thereto  in  writing,  and  the  writing  or  writings  are  filed  with  the  minutes  of  the proceedings of the Board of Directors.

SECTION 12.  Telephonic Participation. Members of the  Board of  Directors may participate in  a  meeting  of  the  Board  by  means  of  a  conference  telephone  or  similar  communications equipment allowing all persons participating in the meeting to hear each other at the same time.

Participation in such a meeting shall constitute presence in person at such meeting.

SECTION 13. Organization. At each meeting of the Board, the Chairman of the Board or, in his  absence  or  inability to  act,  the  Chief  Executive Officer  or,  in  his  absence or  inability to  act,

another  director  chosen  by  a  majority  of  the  directors  present  shall  act  as  chairman  of  the meeting  and  preside  thereat.  The  Secretary  or,  in  his  absence  or  inability  to  act,  any  person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

SECTION   14.   Compensation.   The  Board   of   Directors   shall   have   authority  to   fix   the

compensation,  including  fees  and  reimbursement  of  expenses,  of  directors  for  services  to  the

Corporation in any capacity.

ARTICLE III

Committees

SECTION  1.  Committees.  The  Board  of  Directors  may,  by  resolution  passed  by  a  majority of  the  whole  Board  of  Directors,  designate  one  or  more  committees,  each  committee  to  consist of  two  or  more  of  the  directors  of  the  Corporation.  The  Board  of  Directors  may  fill  vacancies in,  change  the  membership  of,  or  dissolve  any  such  committee.  The  Board  of  Directors  may designate  one  or  more  directors  as  alternate  members  of  any  committee  who  may  replace  any

absent   or   disqualified   member   at   any   meeting   of   the   committee.   In   the   absence   or

disqualification  of  a  member  of  the  committee,  the  member  or  members  thereof  present  at  any meeting  and  not  disqualified  from  voting,  whether  or  not  he  or  they  constitute  a  quorum,  may unanimously appoint another member of the Board of Directors to act at the meeting in place of such  absent  or  disqualified  member.  Any  such  committee,  to  the  extent  provided  by  Nevada law  and  to  the  extent  provided  in  the  resolution  of  the  Board  of  Directors,  shall  have  and  may exercise  the  powers  of  the  Board  of  Directors  in  the  management  of  the  business  and  affairs  of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may  require  it.  Each  committee  shall  keep  written  minutes  of  its  proceedings  and  shall  report such  minutes  to  the  Board  of  Directors  when  required.  All  such  proceedings  shall  be  subject  to revision  or  alteration  by  the  Board  of  Directors;  provided,  however,  that  third  parties  shall  not be prejudiced by such revision or alteration.

SECTION  2.  Committee  Rules.  Unless  the  Board  of  Directors  otherwise  provides,  each committee  designated  by  the  Board  of  Directors  may  make,  alter  and  repeal  rules  for  the conduct  of  its  business.  In  the  absence  of  such  rules,  each  committee  shall  conduct  its  business in  the  same  manner  as  the  Board  of  Directors  conducts  its  business  pursuant  to  Article  II  of these bylaws.

SECTION  3.  Standing  Committees.  Notwithstanding  anything  contained  in  this  Article  III to the contrary, the Board of Directors shall maintain two (2) standing committees consisting of

(i)   a   Corporate   Governance   Committee;   and   (2)   an   Audit   Committee.   The   Corporate

Governance  Committee  shall  consist  of  at  least  three  (3)  members  of  the  Board  of  Directors who  are  “non-employee  directors”  within  the  meaning  of  Rule  16b-3  promulgated  under  the

Securities  Exchange  Act  of  1934,  as  amended,  and  who  are  “outside  directors”  within  the meaning  of  Section  162(m)  of  the  Internal  Revenue  Code  of  1986,  as  amended.  The  Corporate

Governance    Committee    shall    have    the    power    and    authority    to    recommend    general

compensation  polices  to  the  full  Board  of  Directors,  oversee  the  Corporation’s  compensation plans,  establish  the  compensation  levels  for  the  Corporation’s  Chief  Executive  Officer  and

other  Executive  Officers  and  advise  the  full  Board  of  Directors  on  general  compensation policies  for  the  Company’s  Executive  Officers.  The  Audit  Committee  shall  consist  of  at  least three  (3)  members  of  the  Board  of  Directors,  none  of  which  shall  also  serve  as  an  Executive

Officer  of  the  Corporation.  The  Audit  Committee shall  have  the  power  and  authority to  review and report to the full Board of Directors with respect to the selection, retention, termination and

terms   of   engagement   of   the   Corporation’s   independent   public   accountants   and   maintain

communications  among  the  Board  of  Directors,  the  independent  public  accountants  and  the

Corporation’s  internal  accounting  staff  with  respect  to  accounting  and  audit  procedures.  The

Audit   Committee   shall   also   have   the   power   and   authority   to   review   the   Corporation’s

processes,  internal  accounting  and  control  procedures  and  policies  and  related  matters  with  the

Corporation’s management.

ARTICLE IV

Officers

SECTION  1.  Number.  The  officers  of  the  Corporation  shall  be  elected  by  the  Board  of

Directors  and  shall  consist  of  a  Chairman  of  the  Board,  a  Chief  Executive  Officer,  a  President,

one  or  more  Vice  Presidents,  a  Secretary,  a  Treasurer,  and  such  other  officers  and  assistant officers  as  may  be  deemed  necessary  or  desirable  by  the  Board  of  Directors.  Any  number  of offices  may  be  held  by  the  same  person.  In  its  discretion,  the  Board  of  Directors  may  choose not  to  fill  any  office  for  any  period  that  it  may  deem  advisable  unless  otherwise  required  by

Nevada law.

SECTION  2.  Election  and  Term  of  Office.  The  officers  of  the  Corporation  shall  be  elected annually  by  the  Board  of  Directors  at  its  first  meeting  held  after  each  annual  meeting  of stockholders  or  as  soon  thereafter  as  conveniently  may  be.  The  Chief  Executive  Officer  shall appoint  persons  to  other  officers  as  he  or  she  deems  desirable  and  such  appointments,  if  any,

shall  serve  at  the  pleasure  of  the  Board  of  Directors.  Each  officer  shall  hold  office  until  a successor  is  duly  elected  and  qualified  or  until  his  or  her  earlier  death,  resignation  or  removal as hereinafter provided.

SECTION  3.  Resignations.  Any  officer  may  resign  at  any  time  upon  written  notice  to  the

Corporation.  Any  such  resignation  shall  take  effect  at  the  time  specified  therein  or,  if  the  time when it shall become effective shall not be specified therein, immediately upon its receipt; and,

unless  otherwise  specified  therein,  the  acceptance  of  such  resignation  shall  not  be  necessary to make it effective.

SECTION 4. Removal. Any officer or agent of the Corporation may be removed, either with or  without  cause,  at  any  time,  by  the  Board  of  Directors  at  any  meeting  of  the  Board  of

Directors  or,  except  in  the  case  of  an  officer  or  agent  elected  or  appointed  by  the  Board  of

Directors,  by  the  Chief  Executive  Officer,  but  any  such  removal  shall  be  without  prejudice  to the contract rights, if any, of the person so removed.

SECTION  5.  Vacancies.  Any  vacancy  occurring  in  any  office  of  the  Corporation  by  death,

resignation,  removal  or  otherwise,  may  be  filled  for  the  unexpired  portion  of  the  term  of  the office which shall be vacant by the Board of Directors at any special or regular meeting.

SECTION 6. Powers and Duties of Executive Officers. The officers of the Corporation shall have  such  powers  and  duties  in  the  management  of  the  Corporation  as  may  be  prescribed  in  a resolution  by  the  Board  of  Directors  and,  to  the  extent  not  so  provided,  as  generally  pertain  to their respective offices, subject to the control of the Board of Directors. The Board of Directors may  require  any  officer,  agent  or  employee  to  give  security  for  the  faithful  performance  of  his or her duties.

SECTION  7.  The  Chairman  of  the  Board.  The  Chairman  of  the  Board  shall  be  an  officer  of the Corporation for the purpose of  executing agreements and other instruments on behalf of the

Corporation  but  shall  not  be  an  employee  of  the  Corporation.  He  shall,  if  present,  preside  at each  meeting  of  the  stockholders  and  of  the  Board  of  Directors  and  shall  be  an  ex-officio member  of  all  committees  of  the  Board  of  Directors.  Such  person  shall  perform  all  duties incident  to  the  office  of  Chairman  of  the  Board  and  such  other duties  as  may from  time  to  time be assigned to such person by the Board of Directors.

SECTION  8.  The  Chief  Executive  Officer.  The  Chief  Executive  Officer  shall  have  the general  and  active  supervision  and  direction  over  the  business  operations  and  affairs  of  the

Corporation and over the other officers, agents and employees and shall see that their duties are properly performed.  At  the  request  of  the  Chairman  of  the  Board,  or  in  the  case  of  his  absence or  inability  to  act,  the  Chief  Executive  Officer  shall  perform  the  duties  of  the  Chairman  of  the

Board  and  when  so  acting  shall  have  all  the  powers  of,  and  be  subject  to  all  the  restrictions upon  the  Chairman  of  the  Board.  Such  person  shall  perform  all  duties  incident  to  the  office  of

Chief  Executive  Officer  and  such  other  duties  as  may  from  time  to  time  be  assigned  to  such person by the Board of Directors.

SECTION  9.  The  President.  The  President  shall  be  the  Chief  Operating  Officer  of  the

Corporation  and  shall  have  general  and  active  supervision  and  direction  over  the  business operations  and  affairs  of  the  Corporation  and  over  its  several  officers,  agents  and  employees,

subject, however, to the direction of the Chief Executive Officer and the control of the Board of

Directors.  In  general,  the  President  shall  have  such  other  powers  and  shall  perform  such  other duties  as  usually  pertain  to  the  office  of  President  or  as  from  time  to  time  may  be  assigned  to him by the Board of Directors or the Chief Executive Officer.

SECTION  10.  Vice  Presidents.  Each  Vice  President  shall  have  such  powers  and  perform such duties as from time  to time may be assigned  to him by the Board of  Directors or the Chief

Executive Officer.

SECTION  11.  The  Treasurer.  The  Treasurer  shall  (a)  have  charge  and  custody  of,  and  be responsible  for,  all  the  funds  and  securities  of  the  Corporation;  (b)  keep  full  and  accurate accounts  of  receipts  and  disbursements  in  books  belonging  to  the  Corporation;  (c)  cause  all monies and other valuables to be deposited to the credit of the  Corporation  in such depositories as  may  be  designated  by  the  Board;  (d)  receive,  and  give  receipts  for,  monies  due  and  payable to  the  Corporation  from  any  source  whatsoever;  (e)  disburse  the  funds  of  the  Corporation  and supervise  the  investment  of  its  funds  as  ordered  or  authorized  by  the  Board,  taking  proper vouchers  therefor;  and  (f)  in  general,  have  all  the  powers  and  perform  all  the  duties  incident  to the  office  of  Treasurer  and  such  other  duties  as  from  time  to  time  may  be  assigned  to  him  by the Board of Directors or the Chief Executive Officer.

SECTION 12. The Secretary. The Secretary shall (a) record the proceedings of the meetings of  the  stockholders  and  directors  in  a  minute  book  to  be  kept  for  that  purpose;  (b)  see  that  all notices  are  duly  given  in  accordance  with  the  provisions  of  these  bylaws  and  as  required  by law;  (c)  be  custodian  of  the  records  and  the  seal  of  the  Corporation  and  affix  and  attest  the  seal

to   all   stock   certificates   of   the   Corporation   (unless   the   seal   of   the   Corporation   on   such

certificates shall be a facsimile, as hereinafter provided) and affix  and attest the seal to all other documents  to  be  executed  on  behalf  of  the  Corporation  under  its  seal;  (d)  see  that  the  books,

reports, statements, certificates and other documents and records required by law to be kept and filed  are  properly  kept  and  filed;  and  (e)  in  general,  have  all  the  powers  and  perform  all  the duties  incident  to  the  office  of  Secretary  and  such  other  duties  as  from  time  to  time  may  be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION  13.  Officers’  Bonds  or  Other  Security.  The  Board  of  Directors  may  secure  the fidelity  of  any  or  all  of  its  officers  or  agents  by  bond  or  otherwise,  in  such  amount  and  with such surety or sureties as the Board of Directors may require.

SECTION  14.  Compensation.  The  compensation  of  the  officers  of  the  Corporation  for  their services  as  such  officers  shall  be  fixed  from  time  to  time  by  the  Board  of  Directors;  provided,

however,  that  the  Board  of  Directors  may  delegate  to  the  Chief  Executive  Officer  or  the

President  the  power  to  fix  the  compensation  of  officers  and  agents  appointed  by  the  Chairman of  the  Board  or  the  President,  as  the  case  may  be.  An  officer  of  the  Corporation  shall  not  be prevented  from  receiving  compensation  by reason  of  the  fact  that  such  person  is  also  a director of the Corporation.

ARTICLE V

Shares of Stock

SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have  a  certificate  signed  by or  in  the  name  of  the  Corporation  by the  Chairman  of  the  Board  or

the  President  or  a  Vice  President,  and  by  the  Treasurer  or  an  Assistant  Treasurer,  or  the

Secretary  or  an  Assistant  Secretary,  certifying  the  number  of  shares  owned  by  such  holder  in the  Corporation.  Any  of  or  all  the  signatures  on  the  certificate  may  be  a  facsimile.  In  case  any officer,  transfer  agent  or  registrar  who  has  signed  or  whose facsimile signature has  been  placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate  is  issued,  it  may nevertheless  be issued  by the  Corporation  with  the  same  effect  as  if he were such officer, transfer agent or registrar at the date of issue.

SECTION  2.  Books  of  Account  and  Record  of  Stockholders.  The  books  and  records  of  the

Corporation  may be  kept  at  such  places,  within  or  without  the  State of  Nevada,  as  the  Board  of

Directors  may  from  time  to  time  determine.  The  stock  record  books  and  the  blank  stock certificate  books  shall  be  kept  by  the  Secretary  or  by  any  other  officer  or  agent  designated  by the Board of Directors.

SECTION  3.  Transfer  of  Shares.  Transfers  of  shares  of  stock  of  the  Corporation  shall  be made  on  the  stock  records  of  the  Corporation  only  upon  authorization  by  the  registered  holder thereof,  or  by  his  attorney  hereunto  authorized  by  power  of  attorney  duly  executed  and  filed with  the  Secretary  or  with  a  transfer  agent  or  transfer  clerk,  and  on  surrender  of  the  certificate or  certificates  for  such  shares  properly  endorsed  or  accompanied  by  a  duly  executed  stock transfer  power  and  the  payment  of  all  taxes  thereon.  Except  as  otherwise  provided  by  Nevada law,  the  Corporation  shall  be  entitled  to  recognize  the  exclusive  right  of  a  person  in  whose name  any  share  or  shares  stand  on  the  record  of  stockholders  as  the  owner  of  such  share  or shares  for  all  purposes,  including,  without  limitation,  the  rights  to  receive  dividends  or  other distributions, and to vote as such owner, and the  Corporation may hold any such stockholder of record  liable  for calls  and  assessments  and  the  Corporation  shall  not  be bound  to  recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether  or  not  it  shall  have  express  or  other  notice  thereof.  Whenever  any  transfers  of  shares shall  be  made  for  collateral  security  and  not  absolutely,  and  both  the  transferor  and  transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

SECTION  4.  Regulations.  The  Board  of  Directors  may  make  such  additional  rules  and regulations,  not  inconsistent  with  these bylaws,  as  it  may deem  expedient  concerning the  issue,

transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize  any officer  or  officers  to  appoint,  one or  more transfer  agents  or  one or  more transfer clerks  and  one or  more  registrars  and  may require  all  certificates  for shares  of  stock  to  bear  the signature or signatures of any of them.

SECTION  5.  Lost,  Stolen  or  Destroyed  Stock  Certificates.  The  holder  of  any  certificate representing shares of stock of the Corporation shall immediately notify the Corporation of  any

loss,   destruction   or   mutilation   of   such   certificate,   and   the   Corporation   may  issue   a   new

certificate  of  stock  in  the  place  of  any  certificate  theretofore  issued  by  it,  alleged  to  have  been lost,  stolen  or destroyed,  and  the  Board  of  Directors  may,  in  its  discretion, require the  owner  of the  lost,  stolen  or  destroyed  certificate,  or  his  legal  representative,  to  give  the  Corporation  a bond  sufficient,  as  the  Board  in  its  absolute  discretion  shall  determine,  to  indemnify  the

Corporation  against  any  claim  that  may be  made  against  it  on  account  of  the  alleged  loss,  theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the  contrary  notwithstanding,  the  Board  of  Directors,  in  its  absolute  discretion,  may  refuse  to issue  any  such  new  certificate,  except  pursuant  to  judicial  proceedings  under  the  laws  of  the

State of Nevada.

ARTICLE VI

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Articles of

Incorporation  or  these  bylaws,  any contract  or  other  instrument  may be  executed  and  delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer)  of  the  Corporation  as  the  Board  of  Directors  may  from  time  to  time  direct.  Such authority  may  be  general  or  confined  to  specific  instances  as  the  Board  of  Directors  may determine. Unless authorized by the Board of Directors or expressly permitted by these bylaws,

no  officer  or  agent  or  employee  shall  have  any  power  or  authority  to  bind  the  Corporation  by any

contract or engagement or to pledge its credit or to render it pecuniary liable for any purpose or to any amount.

SECTION  2.  Loans.  Unless  the  Board  of  Directors  shall  otherwise  determine,  the  President or  any  Vice-President  may  effect  loans  and  advances  at  any time  for  the  Corporation  from  any bank,  trust  company  or  other  institution,  or  from  any  firm,  corporation  or  individual,  and  for such  loans  and  advances  may  make,  execute  and  deliver  promissory  notes,  bonds  or  other certificates  or  evidences  of  indebtedness  of  the  Corporation,  but  no  officer  or  officers  shall mortgage,  pledge,  hypothecate  or  transfer  any  securities  or  other  property  of  the  Corporation other  than  in  connection  with  the  purchase  of  chattels  for  use  in  the  Corporation’s  operations,

except when authorized by the Board of Directors.

SECTION  3.  Checks,  Drafts,  Bank  Accounts,  etc.  All  checks,  drafts,  bills  of  exchange  or other  orders  for  the  payment  of  money  out  of  the  funds  of  the  Corporation,  and  all  notes  or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the  Corporation  by  such  persons  and  in  such  manner  as  shall  from  time  to  time  be  authorized by the Board of Directors.

SECTION  4.  Deposits.  All  funds  of  the  Corporation  not  otherwise  employed  shall  be deposited  from  time  to  time  to  the  credit  of  the  Corporation  in  such  banks,  trust  companies  or other  depositaries  as  the  Board  of  Directors  may  from  time  to  time  designate  or  as  may  be designated  by  any  officer  or  officers  of  the  Corporation  to  whom  such  power  of  designation may  from  time  to  time  be  delegated  by  the  Board  of  Directors.  For  the  purpose  of  deposit  and for the  purpose  of  collection  for the  account  of  the  Corporation,  checks,  drafts  and  other orders for  the  payment  of  money  which  are  payable  to  the  order  of  the  Corporation  may be  endorsed,

assigned and delivered by any officer or agent of the Corporation.

SECTION 5. General and Special Bank Accounts. The Board of Directors may from time to time  authorize  the  opening  and  keeping  of  general  and  special  bank  accounts  with  such  banks,

trust  companies  or  other  depositaries  as  the  Board  of  Directors  may  designate  or  as  may  be designated  by  any  officer  or  officers  of  the  Corporation  to  whom  such  power  of  designation may  from  time  to  time  be  delegated  by  the  Board  of  Directors.  The  Board  of  Directors  may

make  such  special  rules  and  regulations  with  respect  to  such  bank  accounts,  not  inconsistent with the provisions of these bylaws, as it may deem expedient.

ARTICLE VII

Indemnification

SECTION 1.  Right To  Indemnification. The Corporation shall indemnify and hold  harmless to  the  fullest  extent  permitted  by  applicable  law  as  it  presently  exists  or  may  hereafter  be amended,  any  person  who  was  or  is  a  party  or  is  threatened  to  be  made  a  party  or  is  otherwise involved  in  any  threatened,  pending  or  completed  action,  suit  or  proceeding,  whether  civil,

criminal,  administrative  or  investigative,  or  by  or  in  the  right  of  the  Corporation  to  procure  a judgment  in  its  favor  (a  “Proceeding”),  by  reason  of  the  fact  that  such  person  is  or  was  a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation  as  a  director,  officer,  employee  or  agent  of  another  corporation,  partnership,  joint venture,  trust,  enterprise  or  nonprofit  entity,  including serving with  respect  to  employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments,

fines  and  amounts  paid  in  settlement  actually  and  reasonably  incurred  by  such  person  in connection  with  such  action,  suit  or  proceeding  if  such  person  acted  in  good  faith  and  in  a manner  such  person  reasonably  believed  to  be  in  or  not  opposed  to  the  best  interests  of  the

Corporation;   provided,   however,   with   respect   to   a   Proceeding   involving   the   right   of   the

Corporation  to  procure  judgment  in  its  favor,  such  indemnification  shall  only  cover  expenses

(including  attorney  fees)  and  shall  only  be  made  if  such  person  acted  in  good  faith  and  in  a manner  such  person  reasonably believed  to  be  in  the  best  interests  of  the  Corporation  and  shall not  be  made  with  respect  to  any  Proceeding  as  to  which  such  person  has  been  adjudged  to  be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of

Nevada  or  the  court  in  which  such  Proceeding  was  brought  shall  determine  upon  application that,  despite  the  adjudication  of  liability  but  in  view  of  all  the  circumstances  of  the  case,  such person  is  fairly  and  reasonably  entitled  to  indemnity  for  such  expenses  which  the  Court  of

Chancery  of  the  State  of  Nevada  or  such  other  court  shall  deem  proper.  The  Corporation  shall be required to indemnify a person  in connection  with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Prepayment of Expenses. Expenses incurred in defending any Proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as  authorized  by  the  Board  of  Directors  in  the  specific  case  upon  receipt  of  an  undertaking  by

or   on   behalf   of   the   director   or   officer   to   repay   such   amount   if   it   should   be   ultimately

determined  that  such  person  is  not  entitled  to  be  indemnified  by  the  Corporation  as  authorized in this Article VII or otherwise.

SECTION  3.  Claims.  If  a  claim  for  indemnification  or  payment  of  expenses  under  this

Article VII is not paid in full within 60 days  after a written claim therefor  has been  received  by the  Corporation,  the  claimant  may  file  suit  to  recover  the  unpaid  amount  of  such  claim  and,  if successful  in  whole  or  in  part,  shall  be  entitled  to  be  paid  the  expense  of  prosecuting  such claim.  In  any  such  action  the  Corporation  shall  have  the  burden  of  proving  that  the  claimant was  not  entitled  to  the  requested  indemnification  or  payment  of  expenses  under  applicable

Nevada law.

SECTION  4.  Non-Exclusivity  of  Rights.  The  indemnification  provided  by  this  Article  VII shall  not  be  deemed  exclusive  of  any  other  rights  to  which  those  seeking  indemnification  may be  entitled  under  these  bylaws  or  any  agreement  or  vote  of  stockholders  or  disinterested directors  or  otherwise,  both  as  to  action  in  such  person’s  official  capacity  and  as  to  action  in another capacity while holding such  office,  and shall continue as to a person who has  ceased  to be  a  director,  officer,  employee  or  agent  and  shall  inure  to  the  benefit  of  the  heirs,  executors and administrators of such a person.

SECTION  5.  Other  Indemnification.  The  Corporation’s  obligation,  if  any,  to  indemnify any person  who  was  or  is  serving  at  its  request  as  a  director,  officer,  employee  or  agent  of  another corporation,  partnership,  joint  venture,  trust,  enterprise  or  non-profit  entity  be  reduced  by  any amount  such  person  may  collect  as  indemnification  from  such  other  corporation,  partnership,

joint venture, trust, enterprise or non-profit enterprise.

SECTION 6.  Insurance. The Corporation may purchase  and maintain insurance on behalf  of any person  who is or was a director, officer,  employee or  agent of the Corporation, or is or was serving  at  the  request  of  the  Corporation  as  a  director,  officer,  employee  or  agent  of  another corporation,  partnership,  joint  venture,  trust  or  other  enterprise  against  any  liability  asserted against  such  person  and  incurred  by  such  person  in  any  such  capacity,  or  arising  out  of  such person’s  status  as  such,  whether  or  not  the  Corporation  would  have  the  power  to  indemnify

such   person   against   such   liability   under   the   provisions   of   Nevada   law,   the   Articles   of

Incorporation or of this Article VII.

SECTION 7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of  this  Article  VII  shall  not  adversely  affect  any  right  or  protection  hereunder  of  any  person respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

General Provisions

SECTION   1.   Registered   Office   .   The   registered   office   and   registered   agent   of   the

Corporation will be as specified in the Articles of Incorporation of the Corporation.

SECTION  2.  Other  Offices.  The  Corporation  may  also  have  such  offices,  both  within  or without  the  State  of  Nevada,  as  the  Board  of  Directors  may from  time  to  time  determine  or  the business of the Corporation may require.

SECTION  3.  Fiscal  Year.  The  fiscal  year  of  the  Corporation  shall  be  so  determined  by  the

Board of Directors.

SECTION 4.  Seal. The seal of the Corporation  shall be circular in form,  shall bear the  name of  the  Corporation  and  shall  include  the  words  and  numbers  “Corporate  Seal”,  “Nevada”  and the year of incorporation.

SECTION  5.  Voting  Securities  Owned  By  Corporation.  Voting  securities  in  any  other corporation  held  by  the  Corporation  shall  be  voted  by  the  Chief  Executive  Officer,  unless  the

Board  of  Directors  specifically  confers  authority  to  vote  with  respect  thereto,  which  authority may  be  general  or  confined  to  specific  instances,  upon  some  other  person  or  officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

SECTION  6.  Inspection  of  Books  and  Records.  Any  stockholder  of  record,  in  person  or  by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock  ledger,  a  list  of  its  stockholders,  and  its  other  books  and  records,  and  to  make  copies  or extracts  therefrom.  A  proper  purpose  shall  mean  any  purpose  reasonably  related  to  such person’s  interest  as  a  stockholder.  In  every  instance  where  an  attorney  or  other  agent  shall  be the  person  who  seeks  the  right  to  inspection,  the  demand  under  oath  shall  be accompanied  by a power  of  attorney  or  such  other  writing  which  authorizes  the  attorney  or  other  agent  to  so  act on  behalf  of  the  stockholder.  The  demand  under  oath  shall  be  directed  to  the  Corporation  at  its registered office in the State of Nevada or at its principal place of business.

SECTION  7.  Section  Headings.  Section  headings  in  these  bylaws  are  for  convenience  of reference  only  and  shall  not  be  given  any substantive  effect  in  limiting  or  otherwise  construing any provision herein.

SECTION  8.  Inconsistent  Provisions.  In  the  event  that  any  provision  of  these  bylaws  is  or

becomes   inconsistent   with   any   provision   of   the   Articles   of   Incorporation,   the   general

corporation  law  of  the  State  of  Nevada  or  any  other  applicable  law,  the  provision  of  these bylaws  shall  not  be  given  any  effect  to  the  extent  of  such  inconsistency  but  shall  otherwise  be given full force and effect.

ARTICLE IX

Amendments

These  bylaws,  may  be  adopted,  amended  or  repealed,  and  new  bylaws  made,  by  the  Board of  Directors  of  the  Corporation,  but  the  stockholders  of  the  Corporation  may  make  additional bylaws  and  may  alter  and  repeal  any  bylaws,  whether  adopted  by  them  or  otherwise,  by affirmative  vote  of  the  holders  of  two-thirds  of  the  outstanding  shares  of  stock  entitled  to  vote upon the election of directors.

I,  the  undersigned,  being  the  Secretary  of  Overtech  Corp.,  DO  HEREBY  CERTIFY  the

foregoing  to  be  the  bylaws  of  the  Corporation,  as  adopted  by  consent  to  action  in  lieu  of  a special meeting of the Board of Directors of the Corporation, dated September 5, 2013.

____________________________________

Pavel Rozum, Secretary